EXHIBIT 10.9

                             JOINT VENTURE CONTRACT
             BETWEEN CHENGDU QIANFENG DIGITAL AV EQUIPMENT CO. LTD.
                              AND CHINA NETTV INC.

CHAPTER 1 GENERAL PROVISIONS

In accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other pertinent Chinese laws and regulations, Chengdu Qianfeng Digital AV Equipment Co. Ltd. and China NetTV Inc. (originally a subsidiary company of Richco Investors Inc. in Canada) adhering to the principle of equality and mutual benefit and through friendly negotiations, agree to set up a joint venture company in Chengdu, Sichuan Province, the People's Republic of China. The contract is worked out thereunder.

CHAPTER 2 JOINT VENTURE PARTIES

Party A: Chengdu Qianfeng Digital AV Equipment Co., Ltd. of China
Registered in Gaoxin District, Chengdu City, Sichuan Province and its legal address is No.2, 2nd section Fuqing Road, Chengdu, Sichuan, the People's Republic of China.
Legal representative:
                                Name: Shiping Cheng
                                Position: Chairman
                                Nationality: the People's Republic of China

Party B: China NetTV Inc.
Registered in BVI , its parent company is listed in NASDAQ and its trading symbol is CNHD, originally a subsidiary company of Richco Investors Inc. And its legal address is Suite 830, 789 West Pender Street,
Vancouver, B. C. Canada V6C 1H2
Legal representative:
                                Name: Ernest K. Cheung
                                Position: President
                                Nationality: Canada

CHAPTER 3 ESTABLISHMENT OF THE JOINT VENTURE COMPANY

Article 1
The name of the Joint Venture Company is CHENG DU QIAN FENG WANG LUO DIAN SHI YOU XIAN ZE REN GONG SI in Chinese and CHENGDU QIANFENG NETTV CO., LTD. in English. The legal address of the JV Company is at No.2, 2nd section Fuqing Road, Chengdu, Sichuan Province, PRC.

Article 2
In accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, both parties of the joint venture agree to set up a Joint Venture Company, Chengdu Qianfeng NetTV Co., Ltd. (hereinafter referred to as the Joint Venture Company).

Article 3
All activities of the Joint Venture Company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article 4
The organization form of the Joint Venture Company is a limited liability company. Each party to the Joint Venture Company is liable to the Joint Venture Company within the limit of the capital subscribed by it. The profits, risks and losses of the Joint Venture Company shall be shared by the parties in proportion to their contributions of the registered capital.

CHAPTER 4 THE PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

Article 1
The purpose of the Joint Venture business is to reinforce the economic cooperation and technical exchanges, to improve the product quality, to develop new products, and obtain competitive position in the world market in quality and price by adopting advanced and appropriate technology and scientific management method, so as to maximize economic results and ensure satisfactory economic benefits for each of investors.

Article 2
The business scope of the Joint Venture Company is to develop network technology and information appliance products, hardware and software products of information technology, information consultant, technique and maintenance service, network system integration, cable digital TV head-end integration, network connection equipment, satellite ground station equipment, cable and wireless digital transmit equipment, network engineering design and implementation, as well as import and export business.

CHAPTER 5 TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL

Article 1
The total amount of investment of the Joint Venture Company is US$20.6 million that can be changed into RMB Yuan 170.362 million (US$1 is equal to RMB Yuan 8.27).

Article 2
The total amount of the investment of both parties is US$20.6 million.
Thereinto,
Party A contributes US$10.094 million, and owns 49% of the total amount. Party B contributes US$10.506 million, and owns 51% of the total amount.

Article 3
The registered capital of the Joint Venture Company is RMB Yuan 100 million.

Article 4
Party A contributes all its effective assets based on an appraisal as the investment.
Party B contributes cash as the investment. The time to contribution is as follows:
         o Within 20 working days after approved by the government and obtained a business license: US$1.5 million.
         o Within one year after signed this contract: total amount of US$10.506 million. According to the development of the project, the investment will be launched in stages:
            (1) US$1.5 million for building digital video system platform and demonstration system, planning to be finished in the 3rd quarter of 2000.
            (2) US$1.8 million for building digital broadcasting and NVOD trial system at Sichuan cable TV station, planning to be started in the 3rd quarter of 2000.
            (3) US$1.8 million for providing 10,000 STBs (Set Top Box) for
                Nanning TV station, planning to be finished in the 3rd and 4th quarter of 2000.
            (4) US$0.9 million for providing 5,000 STBs for Sichuan cable TV station, planning to be finished in the 4th quarter of 2000.
            (5) US$4.0 million for the first stage engineering of broadband network in Sichuan, planning to be started before the 1st quarter of 2001.
            (6) US$0.506 million for management, marketing and business promotion.

CHAPTER 6 RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE

Article 1 Responsibilities of Party A:
         o Handling of applications for approval, registration, business license and other matters concerning the establishment of the Joint Venture Company from relevant Chinese departments.
         o Responsible for the daily production and operation management of the Joint Venture Company.
         o Responsible for handling other matters entrusted by the Joint Venture Company.
Responsibilities of Party B:
         o Providing the whole materials that are needed to handle the Joint Venture Company to Party A.
         o Ensuring to contribute the amount of the investment that is needed by Party A to develop the project on time in accordance with Article 2 Chapter 5 of this contract.
         o Responsible for handling other matters entrusted by the Joint Venture Company.

CHAPTER 7 THE BOARD OF DIRECTORS

Article 1
The date of registration of the Joint Venture Company shall be the date of the establishment of the board of directors of the Joint Venture Company.

Article 2
The board of directors is composed of 7 directors, of which 3 shall be appointed by Party A and 4 by Party B. Party B will appoint Chairman of the board, and Party A will appoint vice-chairman. The term of office for the directors, chairman and vice-chairman is three years, their term of office may be renewed if continuously appointed by the relevant party and approved by both parties.

Article 3
The chairman of the board is the legal representative of the Joint Venture Company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice chairman or any other director to represent the Joint Venture Company temporarily.

Article 4
The highest authority of the Joint Venture Company shall be its Board of directors. The board of directors shall convene at least one meeting every year. The meeting shall be called and presided by Chairman. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors.

CHAPTER 8 BUSINESS MANAGEMENT OFFICE

Article 1
Party A shall be responsible for the daily management of the Joint Venture Company. The management office will have a general manager, four deputy general managers.

Article 2
The responsibility of the general manager is to carry out the decisions of the board meeting, organize and conduct the daily management of the Joint Venture Company. The deputy general manager shall assist the general manager in his work. Several department managers may be appointed by the management office, they shall be responsible for the work in various departments respectively, handle the matters handed over by the general manager and the deputy general manager and shall be responsible to them.

CHAPTER 9 PREPARATION AND CONSTRUCTION

Article 1
During the period of preparation and construction, a preparation and construction office shall be set up under the board of directors. The preparation and construction office shall consist of 3 persons, among whom 2 persons will be from Party A, 1 persons from Party B.

Article 2
The remuneration and the expenses of the staff of the preparation and construction office, when endorsed by both parties, shall be covered in establishment fee of the Joint Venture.

CHAPTER 10 TAXES, FINANCE AND AUDIT

Article 1
The Joint Venture Company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

Article 2
Staff members and workers of the Joint Venture Company shall pay individual income tax in accordance with the stipulations of the Individual Income Tax Law of the People's Republic of China.

Article 3
Allocations for reserving funds, expansion funds of the Joint Venture Company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment. The annual proportion of allocations shall be decided by the Board of directors according to the business situations of the Joint Venture Company.

Article 4
The fiscal year of the Joint Venture Company shall be from January 1 to December
31. All vouchers, receipts, statistic statements and reports, account books, shall be written in Chinese.

Article 5
An auditor registered in China shall conduct financial checking and examination of the Joint Venture Company and reports shall be submitted to the Board of directors and the general manager. In case Party B considers it necessary to employ a foreign auditor registered in other country to undertake annual financial checking and examination, all the expenses thereof shall be borne by Party B.

Article 6
In the first three months of each fiscal year, the manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

CHAPTER 11 DURATION OF THE JOINT VENTURE AND THE DISPOSAL OF ASSETS AFTER THE
           EXPIRATION OF THE DURATION

Article 1
The duration of the Joint Venture Company is 30 years. The establishment date of the Joint Venture Company shall be the date on which the business license of the Joint Venture Company is issued.

Article 2
Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant law. The liquidated assets shall be ascribed to Party A.

CHAPTER 12 LIABILITIES FOR BREACH OF CONTRACT

Article 1
Should Party B fails to contribute US$1.5 million on time, the breaching party B shall pay to the party A 10% interest of the contribution monthly starting from the first month after exceeding the time limit.

Article 2
Should Party B fails to contribute the total amount of US$10.506 million within 12 months after approved by the government and obtained a business license, this contract will be terminated automatically and the stock proportion held by Party B will be counted according to the actual investment amount from Party B. The director number of both Parties will be readjusted. If Party B wants to increase its stock proportion in the Joint Venture Company, both parties will negotiate the matters concerned.

CHAPTER 13  APPLICABLE LAW

Article 1
The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

CHAPTER 14 SETTLEMENT OF DISPUTES

Article 1
Any disputes arising from the execution of or in connection with the contract shall be settled through friendly consultations between both Parties. In case no settlement can be settled through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration. The arbitration award is final and binding on both parties.

Article 2
During the arbitrating, the contract shall be executed continuously by both Parties except for matters in disputes.

CHAPTER 15 CONTRACT TEXT

The articles of the contract are written in Chinese. There are ten copies, Party A holds eight and Party B holds two. The other correlative files will prevail in Chinese too. The authorized representatives of both parties signed the contract on June 30, 2000 and it comes into effect instantly.

Chengdu Qianfeng Digital                             China NetTV Inc.
AV Equipment Co. Ltd

/s/ Jiufu Jiang                                      /s/  Ernest K. Cheung
----------------------                               ---------------------------
    Jiufu Jiang                                           Ernest K. Cheung

Date: June 30, 2000                                  Date: June 30, 2000